Juniper Networks, Inc.
Reconciliation of Non-GAAP and GAAP Results of Operations
(dollars in thousands)

		Quarters Ended
						Year ended
________________________________________________	Notes	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006

Revenue		$566,714	$567,469	$573,567	$595,830	$2,303,580

GAAP Cost of revenues — product		140,995	139,439	140,787	133,856	555,077
Stock-based compensation expense	C	(487)	(510)	(484)	(400)	(1,881)
Amortization of intangibles	A	(1,369)	(1,369)	(1,369)	(1,369)	(5,476)
Restructuring and acquisition charges	A	—	—	(1,356))	—	(1,356)

Non-GAAP Cost of revenues — product		139,139	137,560	137,578	132,087	546,364

GAAP Cost of revenues — service		43,952	49,484	49,398	56,379	199,213
Stock-based compensation expense	C	(1,396)	(1,458)	(1,617)	(1,171)	(5,642)

Non-GAAP Cost of revenues — service		42,556	48,026	47,781	55,208	193,571

GAAP Gross Margin		381,767	378,546	383,382	405,595	1,549,290
Stock-based compensation expense	C	1,883	1,968	2,101	1,571	7,523
Amortization of intangibles	A	1,369	1,369	1,369	1,369	5,476
Restructuring and acquisition charges	A	—	—	1.356	—	1,356

Non-GAAP Gross Margin		385,019	381,883	388,208	408,535	1,563,645

GAAP Gross Margin % of revenue		67.4%	66.7%	66.8%	68.1%	67.3%
Stock-based compensation expense % of revenue	C	0.3%	0.4%	0.4%	0.3%	0.3%
Amortization of intangibles % of revenue	A	0.2%	0.2%	0.2%	0.2%	0.2%
Restructuring and acquisition charges % of revenue	A	0.0%	0.0%	0.2%	0.0%	0.1%

Non-GAAP Gross Margin % of revenue		67.9%	67.3%	67.6%	68.6%	67.9%

GAAP Research and Development		113,688	116,222	123,389	126,948	480,247
Stock-based compensation expense	C	(10,013)	(9,407)	(9,364)	(7,000)	(35,784)

Non-GAAP Research and Development		103,675	106,815	114,025	119,948	444,463

GAAP Sales and Marketing		129,429	136,001	139,370	153,190	557,990
Stock-based compensation expense	C	(7,627)	(8,486)	(8,071)	(7,121)	(31,305)

Non-GAAP Sales and Marketing		121,802	127,515	131,299	146,069	526,685

GAAP General and Administrative		23,099	24,166	24,542	25,270	97,077
Stock-based compensation expense	C	(3,542)	(3,315)	(3,319)	(2,857)	(13,033)

Non-GAAP General and Administrative		19,557	20,851	21,223	22,413	84,044

GAAP Operating Income		90,926	(1,208,801)	57,743	62,350	(997,782)
Stock-based compensation expense	C	23,065	23,176	22,855	18,549	87,645
Amortization of intangibles	A	24,590	24,556	24,397	23,756	97,299
Compensation expense related to acquisitions	A	1,404	1,404	1,404	1,404	5,616
Restructuring and acquisition charges	A	—	436	1,386	(131)	1,691
Stock option investigation costs	B	—	2,510	11,376	6,575	20,461
Tax related charges	B	—	—	2,500	7,602	10,102
Impairment of goodwill and intangibles	B	—	1,283,421	—	—	1,283,421

Non-GAAP Operating Income		139,985	126,702	121,661	120,105	508,453

GAAP net income		75,763	(1,206,456)	58,274	70,982	(1,001,437)
Stock-based compensation expense	C	23,065	23,176	22,855	18,549	87,645
Amortization of intangibles	A	24,590	24,556	24,397	23,756	97,299
Compensation expense related to acquisitions	A	1,404	1,404	1,404	1,404	5,616
Restructuring and acquisition charges	A	—	436	1,386	(131)	1,691
Stock option investigation costs	B	—	2,510	11,376	6,575	20,461
Tax related charges	B	—	—	2,500	7,602	10,102
Impairment of goodwill and intangibles	B	—	1,283,421	—	—	1,283,421
Income tax effect	B	(11,461)	(22,634)	(16,073)	(16,101)	(66,269)

Non-GAAP net income		$113,361	$106,413	$106,119	$112,636	$438,529

Discussion of Non-GAAP Financial Measures

The tables above include non-GAAP net income, as well as other non-GAAP line items from our Condensed Consolidated Statements of Operations. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures described below, and used in the tables above, should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of non-GAAP net income and other non-GAAP measures to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating our net income, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items and Stock-Based Compensation Related Items. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions including the following: (i) amortization of intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring, impairments and related costs; (ii) stock option investigation costs and related tax costs; and (iii) the income tax effect on our financial statements of excluding our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We believe providing financial information with and without the income tax effect of excluding our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our businesses. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Stock based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of cash ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock based compensation, management excludes these expenses when analyzing the organization’s business performance. We believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare cash flows from operations and cash flows from financing activities with periods prior to the adoption of SFAS 123R.